                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]


Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
   (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material under Rule 14a-12


                                 ELOQUENT, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (6)  Amount Previously Paid:

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

                                                      [ELOQUENT LETTERHEAD LOGO]


Dear Stockholder,



Eloquent's first year as a public company was marked by both challenges and accomplishments. In February 2000, we completed our initial public offering of common stock. As the year progressed, we introduced the Eloquent(R) Communication Server 6.0 and invested in a live Web conferencing company. As the year ended, the company realigned its focus to reduce cash burn and provide the right resources for a new strategic focus on products that help large companies launch products. We are planning to release our new products in the near future.



Total revenue for the year ended December 31, 2000 was $14.8 million, an 18% increase over total revenue of $12.5 million for the year ended December 31, 1999. Net loss for the year, excluding the effect of stock-based compensation expense, restructuring expense and impairment charges, was $23.9 million or a loss of $1.55 per share. This compares to a net loss, excluding stock-based compensation charges of $10.9 million or a loss of $1.07 per share on a pro forma basis for fiscal 1999. Eloquent ended the year with cash and short-term investments of $40.5 million, compared to a $17.2 million balance as of December 31, 1999.



INITIAL PUBLIC OFFERING



On February 17, 2000, Eloquent issued 5,175,000 shares of common stock at $16.00 per share, resulting in gross proceeds of $82.8 million or net proceeds of $75.4 million raised cash.



RESTRUCTURING TO FUEL PERFORMANCE



During our first quarters as a public company, we discovered that although revenue was growing, we were overstaffed in the areas of sales and production. As a consequence, in the fourth quarter we made the prudent decision to reduce our headcount by approximately 50%, to streamline the organization's business units, and to focus on the market with the most urgent need for our solution. We expect these changes to reduce Eloquent's expenses and cash burn rate and hope that these changes will generate significant new revenue in fiscal 2001.



FOCUSING ON THE PRODUCT LAUNCH MARKET



During fiscal 2000, Eloquent and The McKenna Group, a market research firm, conducted a strategic study of business opportunities. We learned that the range of applications for Eloquent's technology is broad, but it is the product launch market that is most ready to adopt a rich media communications solution. As a matter of fact, a majority of Eloquent's existing customers were already using our technology for product launch communications. Based on the study's results and our own customers' usage patterns, we decided to refocus our revenue generation efforts on the product launch market.



Whenever major companies launch products, their imperative is to communicate detailed information promptly to their worldwide workforce, to potential buyers, to industry analysts--to a global audience that may number in the thousands. Eloquent's innovative solution allows them to communicate the complex information via the Web more quickly, effectively, and cost efficiently than other alternatives. We believe that our competitors do not offer a comparable solution.


                                [ELOQUENT LOGO]

PRIORITIES FOR 2001



As we enter our second year as a public company, we are being more conservative with our expense growth. Organizational growth will be based on product and revenue expansion. Personnel and additional company growth will follow incremental increases in revenue.



We see great opportunity ahead of us. With our reduced cash burn rate, more than $40 million cash as of December 31, 2000, and no bank debt, we believe we have positioned Eloquent to seize the opportunity.



We also look forward to exercising our option to acquire Rebop Media, which we expect to occur in the first half of 2001. The Rebop acquisition will give us a "live" capability that will be a powerful combination with our existing on-demand capabilities for a complete solution. In fact, as time goes by, we expect live events to become a primary source of content for presentations.



Also in the first half of 2001, we introduced Eloquent(R) LaunchForce, a comprehensive solution composed of software and services designed specifically for product launch communications.



Other interesting opportunities lie ahead as well. We have the beginning of a critically important relationship with Microsoft in the area of enterprise rich media platforms. We intend to further grow this relationship to develop the premier rich media platform.



On behalf of the motivated and talented employees at Eloquent, I want our stockholders to know that we value your investment in our company and its future. Together we intend to build upon our first year as a public company to take the leadership role in Web-based product launch solutions.


/s/ CLIFF REID


Cliff Reid


Founder, Chairman of the Board, and Chief Executive Officer



June 12, 2001

                                 ELOQUENT, INC.
                     2000 ALAMEDA DE LAS PULGAS, SUITE 100
                              SAN MATEO, CA 94403
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JULY 12, 2001

To the Stockholders of Eloquent, Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Eloquent, Inc., a Delaware corporation ("Eloquent" or the "Company"), will be held on Wednesday, July 12, 2001 at 9:00 a.m. local time at 2000 Alameda de las Pulgas, Suite 100, San Mateo, CA 94403 for the following purposes:

     1. To elect one director to hold office until the 2004 Annual Meeting of Stockholders.

     2. To amend the Company's 1999 Equity Incentive Plan to change the eligibility of non-employee directors on the Board of Directors of the Company to receive automatic initial and automatic annual stock option grants under the Company's 1999 Equity Incentive Plan to include all non-employee directors of the Company, to increase the sizes of the automatic initial stock option grant and automatic annual stock option grant under the Company's 1999 Equity Incentive Plan from 25,000 shares and 5,000 shares of Common Stock to 50,000 shares and 10,000 shares of Common Stock, respectively, subject to automatic adjustments for stock splits, stock dividends and other capitalization adjustments as provided under the plan, and to grant on a one-time basis only to all current non-employee directors of the Company an option to purchase 50,000 shares of Common Stock.

     3. To ratify the selection of PricewaterhouseCoopers LLP as independent auditors of the Company for its fiscal year ending December 31, 2001.

     4. To transact such other business as may properly come before the meeting, including the approval of any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board has fixed the close of business on May 31, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          /s/ R. JOHN CURSON
                                          R. John Curson
                                          Secretary

San Mateo, California

June 12, 2001


ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                                 ELOQUENT, INC.
                     2000 ALAMEDA DE LAS PULGAS, SUITE 100
                              SAN MATEO, CA 94403
                            ------------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS

                                 JULY 12, 2001
                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL


     The enclosed proxy is solicited on behalf of the Board of Directors (the "Board") of Eloquent, Inc., a Delaware corporation (Eloquent or the "Company"), for use at the Annual Meeting of Stockholders to be held on July 12, 2001, at 9:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at 2000 Alameda de las Pulgas, Suite 100, San Mateo, CA 94403. The Company intends to mail this proxy statement and accompanying proxy card on or about June 12, 2001, to all stockholders entitled to vote at the Annual Meeting.


SOLICITATION

     The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company or, at the Company's request, ChaseMellon Shareholder Services, L.L.C. No additional compensation will be paid to directors, officers or other regular employees for such services, and as Eloquent's long-term transfer agent, ChaseMellon Shareholders Services, L.L.C. delivers the above-mentioned proxy solicitation services, among other services, as part of its annual fee.

ADJOURNMENT

     Although it is not expected, the Annual Meeting may be adjourned for the purpose of soliciting additional proxies. Any adjournment of the Annual Meeting may be made without notice, other than by an announcement made at the Annual Meeting, by approval of the holders of a majority of the outstanding shares of Eloquent common stock present in person or represented by proxy at the special meeting, whether or not a quorum exists.

VOTING RIGHTS AND OUTSTANDING SHARES


     Only holders of record of Common Stock at the close of business on May 31, 2001 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on May 31, 2001, the Company had outstanding and entitled to vote 17,977,293 shares of Common Stock.


     Unless the proxyholders are otherwise instructed, stockholders, by means of the accompanying proxy, will grant the proxyholders discretionary authority to cumulate votes and to adjourn the meeting.

     Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

     All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 2000 Alameda de las Pulgas, Suite 100, San Mateo, CA 94403, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

     The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2002 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities Exchange Act of 1934 is February 5, 2002. Stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must do so not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting (no earlier than March 15, 2002 and no later than April 15, 2002, as currently scheduled); provided, however, that in the event that the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. STOCKHOLDERS WISHING TO SUBMIT ANY SUCH PROPOSALS ARE ALSO ADVISED TO REVIEW THE COMPANY'S BYLAWS, WHICH CONTAIN ADDITIONAL REQUIREMENTS WITH RESPECT TO ADVANCE NOTICE OF STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     The Company's Restated Certificate of Incorporation and Bylaws provide that the Board shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

     The Board is presently composed of five members. There is one director in the class whose term of office expires in 2001. The nominee for election to this class is currently a director of the Company who was nominated by the Board to fill a vacancy. If elected at the Annual Meeting, the nominee would serve until the 2004 annual meeting and until her successor is elected and has qualified, or until such director's earlier death, resignation or removal.

     Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the one nominee named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

     Set forth below is biographical information for the nominee and for each person whose term of office as a director will continue after the Annual Meeting.

NOMINEE FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2004 ANNUAL MEETING

     Sarah M. Nolan has served as a director of Eloquent since March 2001. From September 1999 to February 2001, Ms. Nolan served as the President and Chief Executive Officer of move.com, an Internet company focused on assisting individuals in buying or renting a new residence. In 1999, Ms. Nolan served as Executive-in-Residence at Onset Ventures, a venture capital firm. In 1998, Ms. Nolan served as Chairman of the Board and Chief Executive Officer of Narrowline, an Internet advertising exchange and research company. In 1997, Ms. Nolan served as President and Chief Executive Officer of OptionsLink, LLC, a web and IVR based company that managed employee stock options. From 1992 to 1997, Ms. Nolan served as President of Nolan Consulting Group, a business consulting company. Ms. Nolan holds a B.A. in psychology and anthropology from Rhodes College, Memphis, Tennessee, and an M.B.A. from New York University.

                       THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF THE NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2002 ANNUAL MEETING

     Clifford A. Reid, Ph.D. co-founded Eloquent in March 1995 and has served as Eloquent's Chairman of the Board since its inception. In July 2000, Dr. Reid co-founded Rebop Media, Inc., where he is Chief Executive Officer and President. Since November 2000, Dr. Reid has also served as Eloquent's Chief Executive Officer. From March 1995 to January 1999, Dr. Reid served as Chief Executive Officer and President of Eloquent. In April 1988, Dr. Reid co-founded Verity, Inc., a search software products company, where he was Vice President of Engineering from 1988 to 1992 and Executive Vice President from 1992 to 1993. Dr. Reid holds an S.B. in physics from the Massachusetts Institute of Technology, an M.B.A. from Harvard University and a Ph.D. in engineering-economic systems from Stanford University.

     Michael E. Herman has served as a director of Eloquent since November 1999. From 1993 to 2000, Mr. Herman served as President of the Kansas City Royals, a major league baseball team. From 1985 to 1990, Mr. Herman served as the President and Chief Operating Officer of the Ewing Marion Kauffman Foundation, a private foundation. From 1974 to 1990, Mr. Herman served as Executive Vice President and Chief Financial

Officer of Marion Laboratories, a pharmaceutical company. Mr. Herman serves on the board of directors of the Kauffman Center for Entrepreneurial Leadership, the Janus Capital Corporation and the Cerner Corporation, and is a trustee of the University of Chicago Graduate School of Business and the Rensselaer Polytechnic Institute. Mr. Herman holds a B.S. in Metallurgical Engineering from Rensselaer Polytechnic Institute and an M.B.A. from the University of Chicago.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2003 ANNUAL MEETING

     Anthony P. Brenner has served as a director of Eloquent since July 1998. Since January 1998, Mr. Brenner has been a managing director and partner of Crosslink Capital, Inc., a venture capital firm that was formerly the Omega Ventures arm of Robertson, Stephens & Company. From September to December 1997, he was an independent consultant to Omega Ventures. Since January 1989, Mr. Brenner has served as President of Cedar Point Partners, L.P., a private equity investment partnership. From May 1994 to September 1996, Mr. Brenner was Senior Managing Director of Advanta Partners, a venture capital firm affiliated with Advanta Corporation, a financial services company. Mr. Brenner presently serves as a member of the board of directors of Mainspring Communications Inc. and from May 1992 to August 1996 served as a member of the board of directors of Advanta Corporation. Mr. Brenner holds a B.A. in economics from Yale University and an M.B.A. from Stanford University.

     Terry L. Opdendyk has served as a director of Eloquent since October 1995. Mr. Opdendyk has been a partner of ONSET Ventures since 1984. He currently serves as Chairman of ONSET Venture Services Corporation; General Partner of OEA Management, L.P., the General Partner of ONSET Enterprise Associates, L.P.; General Partner of OEA II Management, L.P., the General Partner of ONSET Enterprise Associates II, L.P.; Managing Director of OEA III Management, LLC, the General Partner of ONSET Enterprise Associates III, L.P.; and Managing Director of ONSET IV Management LLC, the General Partner of ONSET IV, L.P. Mr. Opdendyk holds a B.S. in computer science from Michigan State University and an M.S. in computer science from Stanford University.

BOARD COMMITTEES AND MEETINGS

     During the fiscal year ended December 31, 2000 the Board held eight meetings and acted by unanimous written consent four times. The Board has an Audit Committee, a Compensation Committee and a Non-Officer Stock Option Committee.

     The Audit Committee meets with the Company's independent auditors at least annually to make such examinations as the Committee deems necessary to monitor the corporate financial reporting and the internal and external audits of the Company, to provide to the Board the results of its examinations and recommendations derived therefrom, to outline to the Board improvements made, or to be made, in internal accounting controls, to nominate independent auditors, and to provide such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require the Board's attention. The Audit Committee is currently composed of three directors: Terry Opdendyk, Anthony Brenner and Michael Herman. Mr. Herman joined the Audit Committee on May 23, 2001. The Audit Committee met four times during 2000 and did not act by unanimous written consent. The Company believes that all members of the Company's Audit Committee are independent (as independence is defined in Rule 4200(a)(15) of the NASD listing standards). The Board has adopted a written Audit Committee Charter that is attached hereto as Appendix A.

     The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee reviews all aspects of compensation and promotion of officers of the Company and also reviews matters relating to employee compensation generally, including the Company's 1995 Equity Incentive Plan, 1997 Equity Incentive Plan, 1999 Equity Incentive Plan, 2000 Equity Incentive Plan, and the 1999 Employer Stock Purchase Plan. The Compensation Committee is currently composed of two outside directors: Sarah Nolan and Terry Opdendyk. Kathryn Gould and David Millet served as members of the Compensation Committee until their resignation from the Board on January 24 and March 26, 2001, respectively. The Compensation Committee met three times during fiscal year 2000 and acted by unanimous written consent three times. The Compensation Committee delegated authority to the Non-Officer Stock Option Committee to award stock options to employees who are not officers. The Committee is comprised of the Chief Executive Officer of the Company. It acted by written consent thirteen times.

     During the fiscal year ended December 31, 2000, all directors except Mark Thompson attended at least 75% of the aggregate of the meetings of the Board and of the committees on which they served, held during the period for which they were a director or committee member, respectively. Mr. Thompson resigned from the Board on December 6, 2000.

                         REPORT OF THE AUDIT COMMITTEE
                 OF THE BOARD OF DIRECTORS OF ELOQUENT, INC.(1)

                              DATED MARCH 30, 2001

To the Board of Directors of Eloquent, Inc.:

     Our Committee has reviewed and discussed with management the audited financial statements of the Company for the year ended December 31, 2000. In addition, we have discussed with PricewaterhouseCoopers LLP, the independent auditing firm for the Company, the matters required by the Statement of Auditing Standards No. 61.

     The Committee also has received the written report, disclosure and the letter from PricewaterhouseCoopers LLP required by Independence Standard Board
(ISB) Statement No. 1, and we have reviewed, evaluated and discussed the written report with that firm and its independence from the Company. We also have discussed with management of the Company and the auditing firm such other matters and received such assurances from them as we deemed appropriate.

     Based on the reviews and discussions discussed above, we recommend to the Company's Board of Directors the inclusion of the Company's audited financial statements in the Company's Annual Report for the year ended December 31, 2000 on Form 10-K.

                                          AUDIT COMMITTEE OF THE BOARD OF
                                          DIRECTORS

                                          Terry Opdendyk
                                          Anthony Brenner

---------------

(1) The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

     We have not provided cash compensation to non-employee directors for their services as directors or members of committees of the Board. The members of the Board are eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with Company policy.

     Each non-employee director of the Company also receives stock option grants under the 1999 Equity Incentive Plan (the "1999 Incentive Plan"). Options granted to non-employee directors under the 1999 Incentive Plan are intended by the Company not to qualify as incentive stock options under the Code.


     Option grants to non-employee directors under the 1999 Incentive Plan are non-discretionary. On February 17, 2000, each non-employee director that had not previously received Eloquent stock options automatically received an option to purchase 25,000 shares of common stock at an exercise price of $16.00 per share. The fair market value of such Common Stock on the date of grants was $16.00 per share (based on the closing sales price reported on the Nasdaq National Market for the date of grant). Any new individual who becomes a non-employee director will automatically receive this initial grant upon being elected to the Board. Each year, on the day after the Company's annual stockholders' meeting, commencing in 2001, any person who is then a non-employee director will automatically be granted an additional option to purchase 5,000 shares of common stock. If proposal number two is approved by the stockholders, the initial grant to new non-employee directors will be an option to purchase 50,000 shares of common stock, the annual grant to all non-employee directors will be an option to purchase 10,000 shares of common stock and for 2001 only each non-employee director will receive a one-time grant of an option to purchase 50,000 shares of common stock in lieu of the annual grant. If any non-employee director did not serve in that capacity for the entire period since the preceding annual stockholders' meeting, then the number of shares subject to the annual grant shall be reduced, pro rata, for each full quarter the person did not serve as a non-employee director since the preceding annual stockholders' meeting. Initial grants vest over a three-year period, and annual grants vest one year from the date of grant. All initial and annual director grants become immediately exercisable upon grant. As of February 15, 2001, no non-employee options granted under the 1999 Incentive Plan had been exercised.


     Before the adoption of the 1999 Equity Incentive Plan, the Company granted options to acquire 25,000 shares of common stock at an exercise price of $5.00 per share to Mr. Thompson in October 1999 and to Mr. Herman in November 1999. The fair market value of such Common Stock on the date of grants was $5.00 per share (based on the good faith determination of the Board). These options vest over three years. By virtue of their receipt of these options, Messrs. Thompson and Herman did not receive the initial option discussed above to acquire 25,000 shares of common stock that the other non-employee directors received February 17, 2000 pursuant to the 1999 Incentive Plan.

                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY OF COMPENSATION

     The following table shows for the fiscal years ended December 31, 1999 and 2000, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and its other four most highly compensated executive officers at the end of the fiscal year and four former executive officers who departed from the Company during fiscal year 2000 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM
                                                  ANNUAL COMPENSATION          COMPENSATION
                                            --------------------------------   ------------
                                                                   OTHER        SECURITIES
                                                                   ANNUAL       UNDERLYING     ALL OTHER
                                            SALARY     BONUS    COMPENSATION     OPTIONS      COMPENSATION
  NAME AND PRINCIPAL POSITION     YEAR(1)     ($)       ($)         ($)            (#)            ($)
  ---------------------------     -------   -------   -------   ------------   ------------   ------------
Clifford A. Reid Ph.D. .........   2000      98,538    50,840        --                --
  Chairman of the Board and        1999     140,000    45,720        --           125,000            --
  Chief Executive Officer
David Glazer....................   2000     142,212   145,215        --           100,000           131(2)
  Chief Technical Officer and      1999     145,000    22,860        --           100,000            --
  Office of the President
R. John Curson..................   2000     166,731    35,467        --           152,500           153(2)
  Chief Financial Officer,         1999      98,622     7,814        --           210,000            --
  Secretary, Treasurer and
  Office of the President
Gary Laney......................   2000     160,000   122,805        --           166,931           108(2)
  Vice President, Sales and        1999      14,308        --        --            37,069            --
  Office of the President
Abraham Kleinfeld...............   2000     179,442    96,500        --           200,000        31,584(3)
  Former President and Chief       1999     206,042    71,800        --         1,225,000            --
  Executive Officer
Alan Atlas......................   2000     149,038    43,665        --           193,000            --
  Former Vice President,           1999     123,069    13,951        --           110,000            --
  Engineering and Office of the
  President
Jane Beule......................   2000     107,825    54,445        --            44,800        50,068(4)
  Former Vice President,           1999     122,211    28,900        --           179,200            --
  Marketing
Marc A. Schnabolk...............   2000     132,235   105,125        --            43,750        50,113(5)
  Former Vice President, Sales     1999      73,365    26,250        --           175,000            --

---------------
(1) As permitted by the rules promulgated by the SEC, no amounts are shown for 1998.

(2) Reflects long term life insurance premiums paid by Eloquent.

(3) As of November 1, 2000, Mr. Kleinfeld terminated his employment with Eloquent as President and Chief Executive Officer. Mr. Kleinfeld was paid $31,423 in severance of his employment. Includes a $161 long term life insurance premium paid by Eloquent.

(4) As of September 2, 2000, Ms. Beule terminated her employment with Eloquent as Vice President, Marketing. Ms Beule was paid $50,000 in severance of her employment. Includes a $68 long term life insurance premium paid by Eloquent.

(5) As of November 1, 2000, Mr. Schnabolk terminated his employment with Eloquent as Vice President, Sales. Mr. Schnabolk was paid $50,000 in severance of his employment. Includes a $113 long term life insurance premium paid by Eloquent.

                       STOCK OPTION GRANTS AND EXERCISES

     The Company grants options to its named executive officers under its 1999 Equity Incentive Plan. As of December 31, 2000, options to purchase a total of 3,481,551 shares were outstanding under the Incentive Plan and options to purchase 2,522,949 shares remained available for grant thereunder. Options generally vest over a four year period, twenty-five percent (25%) after one year and 2.083% per month thereafter.

     The following tables show for the fiscal year ended December 31, 2000, certain information regarding options granted to, exercised by, and held at year end by, the Named Executive Officers:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                        POTENTIAL REALIZABLE
                                   INDIVIDUAL GRANTS                                      VALUE AT ASSUMED
                               --------------------------                                  ANNUAL RATES OF
                                NUMBER OF     % OF TOTAL                                     STOCK PRICE
                               SECURITIES      OPTIONS                                    APPRECIATION FOR
                               UNDERLYING     GRANTED TO      EXERCISE                       OPTION TERM
                                 OPTIONS     EMPLOYEES IN     OR BASE      EXPIRATION   ---------------------
            NAME               GRANTED(#)    FISCAL YEAR    PRICE($/SH)       DATE        5%($)      10%($)
            ----               -----------   ------------   ------------   ----------   ---------   ---------
Dr. Reid.....................         --          --              --              --           --          --
Mr. Glazer...................    100,000         3.4            2.75        10/30/10      172,946     438,279
Mr. Curson...................     52,500         1.8            9.00        01/18/10      297,152     753,043
                                 100,000         3.4            2.75        10/30/10      172,946     438,279
Mr. Laney....................      4,000         0.1            2.78        09/26/10        6,996      17,730
                                  33,069         1.1            2.69        10/08/10       55,892     141,641
                                  66,931         2.3            2.88        10/16/10      121,016     306,678
                                 100,000         3.4            2.75        10/30/10      172,946     438,279
Mr. Kleinfeld................    200,000         6.8            9.00        01/18/10    1,132,010   2,868,736
Mr. Atlas....................    100,000         3.4            2.75        10/31/10      172,946     438,279
                                  65,500         2.3            2.88        10/17/10      118,428     300,122
                                  27,500         1.0            9.00         1/19/10      155,652     394,452
Ms. Beule....................     44,800         1.5            9.00        01/18/10      253,570     642,597
Mr. Schnabolk................     43,750         1.5            9.00        01/18/10      247,627     627,536

       AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR, AND FY-END OPTION

                                                                     NUMBER OF
                                                                    SECURITIES          VALUE OF
                                                                    UNDERLYING         UNEXERCISED
                                                                    UNEXERCISED       IN-THE-MONEY
                                                                    OPTIONS AT         OPTIONS AT
                                                                     FY-END(#)          FY-END($)
                                SHARES ACQUIRED       VALUE        EXERCISABLE/       EXERCISABLE/
             NAME               ON EXERCISE(#)     REALIZED($)     UNEXERCISABLE      UNEXERCISABLE
             ----               ---------------    -----------    ---------------    ---------------
Dr. Reid......................           --               --        36,458/88,542          0/0
Mr. Glazer....................           --               --        37,500/62,500          0/0
                                         --               --        12,500/87,500          0/0
Mr. Curson....................           --               --       78,750/131,250     63,984/106,641
                                         --               --       10,730/141,770          0/0
Mr. Laney.....................           --               --       18,961/220,039          0/0
Mr. Kleinfeld.................      100,000          125,000      455,833/604,167    370,364/490,886
                                         --               --        18,958/46,042          0/0
                                         --               --            0/200,000          0/0
Alan Atlas....................        5,000           15,367        43,125/61,875      35,039/50,274
                                         --               --         5,156/22,344          0/0
                                         --               --         4,167/95,833          0/0
                                         --               --         2,729/62,771          0/0
Ms. Beule.....................           --               --                   --          --
Mr. Schnabolk.................       58,333           59,470                   --          --

EMPLOYMENT SEVERANCE AND CHANGE OF CONTROL AGREEMENTS

     In November 2000, the Company entered into an employment agreement with John Curson. Under the terms of this agreement, in the event Mr. Curson is terminated without "cause", he is entitled to receive from the Company continued payment of his base salary for a period of six months and continued vesting of any outstanding stock options during such period. In addition, in the event of a change of control of Eloquent, one-half of his then-unvested shares subject to options will immediately vest.

     In December 1998, the Company entered into an employment agreement with Abraham Kleinfeld, which set forth the terms of Mr. Kleinfeld's compensation and option grants. The agreement also set forth that if he was terminated without "cause", he would be entitled to receive continued payment of his base salary for a period of six months and continued vesting of outstanding stock options during such period. Finally, the agreement provided that, in the event of a change of control of the Company, one-half of his then-unvested shares subject to options would immediately vest. On November 1, 2000, Mr. Kleinfeld resigned from the offices of President and Chief Executive Officer of the Company and entered into a Confidential Severance Agreement which restated the terms of his December 1998 agreement and provided for severance payments and for continued vesting of his stock options.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of the members of the Compensation Committee was at any time since the formation of Eloquent one of our officers or employees. None of our executive officers serves as a member of the Board or Compensation Committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

                     PERFORMANCE MEASUREMENT COMPARISON(1)

     The following graph shows the total stockholder return of an investment of $100 in cash on February 17, 2000 in the Company's Common Stock and the Nasdaq Composite Index (the "NAS") and on January 31, 2000 in the Standard & Poor's Computers (Software and Services) Index (the "S&P CSF"). All year-end values assume reinvestment of the full amount of all dividends and are calculated as of December 31 of each year:

                              [PERFORMANCE GRAPH]

                         1/31/00         2/17/00         3/31/00         6/30/00         9/30/00         12/31/00
                       ------------    ------------    ------------    ------------    ------------    ------------
ELOQ                                      100.00          127.34           56.25          17.58           11.33
NAS                                       100.00          116.56          101.34          93.26           62.49
S&P CSF                   100.00                          115.78           94.92          83.53           57.30

---------------
(1) This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                              CERTAIN TRANSACTIONS

     On October 31, 2000, Eloquent purchased 1,500,000 shares of Rebop Series A Preferred Stock at a purchase price of $1.00 per share and consideration consisting of all right, title and interest in and to certain intellectual property defined in the relevant Series A Preferred Stock Purchase Agreement dated as of the above closing date. Dr. Reid, an officer, director, and 5% stockholder of Eloquent, is also an officer, director, and shareholder of Rebop. Mr. Glazer, an officer of Eloquent, is also a director of Rebop.

     The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he may be required to pay in actions or proceedings which he is or may be made a party by reason of his position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company's Bylaws.

     In August 2000, Alan Atlas exercised options to purchase 5,000 shares of the Company's Common Stock at a total exercise price of $5,000. The difference between the exercise price and the fair market value of such shares, based on the closing sales price reported on the Nasdaq National Markets for the date of exercise, (the "Net Value Realized") was $15,367.

     In October 2000, Abraham Kleinfeld exercised options to purchase 100,000 shares of the Company's Common Stock at a total exercise price of $100,000, with a Net Value Realized of $125,000.

     In November 2000, Marc Schnabolk exercised options to purchase 58,333 shares of the Company's Common Stock at a total exercise price of $58,333, with a Net Value Realized of $59,469,94.

                      REPORT OF THE COMPENSATION COMMITTEE
                 OF THE BOARD OF DIRECTORS OF ELOQUENT, INC.(1)

                                 MARCH 30, 2001

     The Compensation Committee is composed of two non-employee directors, currently Sarah Nolan and Terry Opdendyk. The Compensation Committee is responsible for, among other things, setting the compensation of executive officers, including any stock based awards to such individuals under the Company's 1995 Equity Incentive Plan, 1997 Equity Incentive Plan, 1999 Equity Incentive Plan and 2000 Non-Qualified Stock Plan. The Compensation Committee annually evaluates the performance and recommends to the entire Board the compensation of the Chief Executive Officer and the other executive officers of the Company based upon a mix of the achievement of corporate goals, individual performance of the executive officers and comparisons with other companies operating in the same industry. The Chief Executive Officer provides recommendations to the Compensation Committee, but is not present during the discussion of his own compensation.

EXECUTIVE COMPENSATION PRINCIPLES

     The Compensation Committee seeks to compensate executive officers in a manner designed to achieve the primary interest of the Company's stockholders, namely that of increased stockholder value. In furtherance of this goal, the Compensation Committee determined a compensation package for fiscal 2000 that considered both competitive and performance factors. Annual compensation of executives of the Company is composed of salary, annual cash incentives and stock incentives, an approach consistent with the compensation programs of comparable business software companies. A substantial portion of the cash compensation of each executive officer is contingent upon the achievement of certain performance milestones by the individual and the Company. Cash bonuses, therefore, could be substantial, could vary significantly from year to year, and could vary significantly among executive officers. The Company's Compensation Committee intends to continue to follow this approach in the future and be guided by the same principles. Stock-based awards also continue to be a part of the overall compensation for the Company's executive officers, and are intended to further incentivize, as well as reward, the executive officers.

BASE SALARY

     The Compensation Committee annually reviews each executive officer's base salary. When reviewing base salaries, the Compensation Committee considers individual and corporate performance, levels of responsibility, prior experience, breadth of knowledge, competitive pay practices and the recommendations of the Chief Executive Officer.

ANNUAL CASH INCENTIVES

     The Compensation Committee and the Chief Executive Officer make determinations of annual cash incentives to grant to individual executive officers. The Committee believes that the annual bonus of key employees, including executive officers, should be based on the extent to which Company and individual performance objectives are achieved. The bonuses granted in 2000 were based on this mixture of individual performance and the Company's achievement of optimizing revenues while maintaining prudent management of gross margins and operating expenses.

LONG TERM INCENTIVES

     The Compensation Committee uses the Company's equity incentive plans to further align the interests of stockholders and management by creating common incentives based on the possession by management of a

---------------

(1) The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

substantial economic interest in the long-term appreciation of the Company's stock. The Compensation Committee approves option grants to the executive officers which are then ratified by the entire Board. The Compensation Committee has adopted a policy to makes grants of stock awards not only to new hires but also to current employees, including executive officers, as a bonus every six months based on the Company's and the individual's performance. In determining the number of restricted stock awards or stock options to be granted to an employee, either initially or as a bonus, the Committee takes into account the employee's position and level of responsibility within the Company, the employee's existing equity holdings, the potential reward to the employee if the stock appreciates in the public market, the incentives to retain the employee's services for the Company, the competitiveness of the employee's overall compensation package and the performance of the employee. Based on a review of this mix of factors for fiscal 2000, the Committee granted incentive stock options to executive officers of the Company, including: Mr. Glazer (100,000 shares), Mr. Curson (152,500 shares), Mr. Laney (166,931 shares) and Mr. Atlas (193,000 shares).

CHIEF EXECUTIVE OFFICER COMPENSATION

     When determining Dr. Reid's compensation as Chief Executive Officer, the Compensation Committee considered the following factors: the most recent compensation of the prior Chief Executive Officer, Dr. Reid's compensation as Chairman of the Company, an informal review of the compensation paid to interim chief executive officer's of other technology companies, the most recent incentive grants to Eloquent's executive officers and the factors utilized in determining the compensation applied to the other executive officers.

LIMITATION ON DEDUCTION OF COMPENSATION PAID TO CERTAIN EXECUTIVE OFFICERS

     Section 162(m) of the Internal Revenue Code (the "Code") limits the Company to a deduction for federal tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. The Compensation Committee has determined that stock options granted under the Company's 1999 Equity Incentive Plan and the 2000 Non-Qualified Stock Plan with an exercise price at least equal to the fair market value of the Company's Common Stock on the date of grant shall be rated as "performance-based compensation."

                                          COMPENSATION COMMITTEE OF THE
                                          BOARD OF DIRECTORS

                                          Terry Opdendyk
                                          Sarah Nolan

                                   PROPOSAL 2

                    AMENDMENTS TO 1999 EQUITY INCENTIVE PLAN

     In October 1999 our Board of Directors adopted, and in November 1999, the stockholders approved, the 1999 Equity Incentive Plan. Under the 1999 Equity Incentive Plan, we may offer incentive stock options, nonstatutory stock options, restricted stock and stock bonuses to employees, officers, non-employee directors and consultants. The plan is intended to help us retain the services of individuals who can operate and grow our business and align their interests with those of our stockholders.

     When the 1999 Equity Incentive Plan was adopted, it provided that, subject to certain exceptions, each non-employee director that had not previously received stock options prior to the initial public offering of the Company's common stock would automatically be granted an option to purchase 25,000 shares of common stock. Any individual who became a non-employee director after the initial public offering would also automatically receive the initial grant upon being elected to the Board of Directors. The 1999 Equity Incentive Plan also provided that each year, on the day after our annual stockholders' meeting, commencing in 2000, any person who is then a non-employee director would automatically be granted an option to purchase 5,000 shares of common stock, provided that if any non-employee director that had not served in that capacity for the entire period since the preceding annual stockholders' meeting, then the number of shares subject to the annual grant shall be reduced, pro rata, for each full quarter the person did not serve during the previous period. Initial grants vest over a three-year period, and annual grants vest one year from the date of grant.

     The automatic grants to the non-employee directors under the 1999 Equity Incentive Plan are intended to help us retain the services of individuals on the Board of Directors who can help grow our business and align their interests with those of our stockholders.

     Subject to the approval of the stockholders of the Company, the Board of Directors amended the 1999 Equity Incentive Plan in March 2001, to change the eligibility of non-employee directors on the Board of Directors of the Company to receive automatic initial and automatic annual stock option grants under the Company's 1999 Equity Incentive Plan to include all non-employee directors of the Company, including non-employee directors who received stock option grants from the Company prior to our initial public offering. This proposal is intended to provide competitive compensation and continue to align the interests of non-employee directors with those of the stockholders of the Company. This amendment would affect Terry Opdendyk and Anthony Brenner, who were not previously eligible to receive automatic initial and annual non-employee director stock option grants under the 1999 Equity Incentive Plan but will be eligible to receive the annual non-employee director stock option grants with the approval of the amendment of the plan.

     Subject to the approval of the stockholders of the Company, the Board of Directors also amended the 1999 Equity Incentive Plan to increase the sizes of the automatic initial stock option grants and automatic annual stock option grants to the non-employee directors under the Company's 1999 Equity Incentive Plan from 25,000 shares and 5,000 shares to 50,000 shares and 10,000 shares, respectively, subject to automatic adjustments for stock splits, stock dividends and other capitalization adjustments as provided under the plan.

     Notwithstanding the foregoing, the Board of Directors has also determined that, subject to the approval of the stockholders of the Company, on the day after the annual stockholders' meeting in 2001 each non-employee director shall receive on a one-time basis the initial grant of an option to purchase 50,000 shares of common stock rather than the annual grant of an option to purchase 10,000 shares.

     Stockholders are requested in this Proposal 2 to approve the above-described amendments of the 1999 Equity Incentive Plan and the one-time grant of options. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2.

     The essential features of the 1999 Equity Incentive Plan with the two foregoing proposed amendments are outlined below. A copy of the entire 1999 Equity Incentive Plan with the two foregoing proposed amendments is attached as Appendix C.

SUMMARY OF TERMS OF 1999 EQUITY INCENTIVE PLAN

     The following summarizes the terms of the 1999 Equity Incentive Plan with the adoption of the two foregoing proposed amendments to the plan.

     Stock awards provided under 1999 Equity Incentive Plan. In October 1999, the Board of Directors adopted, and in November 1999, the stockholders approved, the 1999 Equity Incentive Plan. The 1999 Equity Incentive Plan will terminate in October 2009 unless it is terminated earlier by the Board of Directors. The 1999 Equity Incentive Plan provides for the grant of stock awards, which are:

     - incentive stock options, as defined under the Internal Revenue Code of 1986, as amended, which may be granted solely to officer and non-officer employees including officers; and

     - nonstatutory stock options, restricted stock purchase awards, and stock bonuses which may be granted to officer and non-officer employees, non-employee directors and consultants.

     Plan administration. The 1999 Equity Incentive Plan is administered by the Board of Directors. The Board of Directors may delegate authority to administer the 1999 Equity Incentive Plan to a committee. Subject to the terms of the plan, the Board of Directors or its authorized committee determines recipients, the numbers and types of stock awards to be granted, and the terms and conditions of the stock awards including the period of their exercisability and vesting. Subject to the plan limitations set forth below, the Board of Directors or its authorized committee also determines the exercise price of options granted and the right to purchase restricted stock.

     Stock options. Stock options are granted pursuant to stock option agreements. The exercise price for an incentive stock option cannot be less than 100% of the fair market value of the common stock on the date of grant. The exercise price for a nonstatutory stock option cannot be less than 85% of the fair market value of the common stock on the date of grant. Options granted under the 1999 Equity Incentive Plan vest at the rate specified in the option agreement.

     The term of incentive stock options granted under the 1999 Equity Incentive Plan may not exceed 10 years. Unless the terms of an optionee's stock option agreement provide for earlier termination, in the event an optionee's service relationship with us, or any affiliate or ours, ceases due to disability, the optionee may exercise any vested options up to 12 months after the date such service relationship ends. In the case of the optionee's death, absent a provision for earlier termination in the stock option agreement, a beneficiary of the optionee may exercise any vested options up to 18 months after the date the service relationship ends. If an optionee's relationship with us, or any affiliate of ours, ceases for any reason other than disability or death, absent a provision for earlier termination in the stock option agreement, the optionee may exercise any vested options up to three months from cessation of service. However, an option may not be exercised after the expiration of its term.

     Acceptable consideration for the purchase of common stock issued under the 1999 Equity Incentive Plan is determined by the Board of Directors and may include cash, common stock previously owned by the optionee, a deferred payment arrangement and other legal consideration approved by the Board of Directors.

     An optionee may not transfer a stock option other than by will or the laws of descent or distribution unless the optionee holds a nonstatutory stock option that provides otherwise. However, an optionee may designate a beneficiary who may exercise the option following the optionee's death.

     Tax limitations on stock option grants. Under current tax laws, incentive stock options may be granted only to our employees. Only the first $100,000 worth of stock options exercisable for the first time in one calendar year can be treated as an incentive stock option. For this purpose, the value of the stock option grant is the fair market value of the underlying stock at the date of grant. No incentive stock option may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of the total combined voting power of Company or any affiliate unless the following conditions are satisfied:

     - the option exercise price must be at least 110% of the fair market value of the stock subject to the option on the date of grant; and

     - the term of any incentive stock option award must not exceed five years from the date of grant.

     No more than 2,500,000 shares of Common Stock may be issued pursuant to the exercise of any incentive stock options granted under the Plan over the term of the 1999 Equity Incentive Plan.

     Section 162(m). Section 162(m) of the Internal Revenue Code of 1986 denies an income tax deduction to publicly held corporations for certain compensation paid to specified employees in a taxable year to the extent that the compensation exceeds $1 million, unless the compensation constitutes "performance-based compensation." In order to ensure that option grants under the 1999 Equity Incentive Plan constitute "performance-based compensation," no person may be granted options under the 1999 Equity Incentive Plan covering more than 2,500,000 shares of common stock in any calendar year. Under its general authority to grant options, the Board of Directors has the implicit authority to reprice outstanding options or to offer optionees the opportunity to replace outstanding options with new options for the same or a different number of shares. Both the original and new options will count toward the Section 162(m) limitation.

     Restricted stock and stock bonus awards. The purchase price for each restricted stock award granted must be at least 85% of the fair market value of the stock on the date of the award or at the time the purchase is consummated. Rights to acquire shares under a stock bonus or restricted stock bonus agreement may not be transferred other than by will or by the laws of descent and distribution and are exercisable during the life of the optionee only by the optionee. Certain restricted stock awards made following the completion of this offering may be otherwise transferable if the stock bonus agreement so provides.

     Changes in control. In the event of certain changes in control, all outstanding stock awards under the 1999 Equity Incentive Plan either will be assumed, continued or substituted for by any surviving entity. If the surviving entity refuses to assume, continue or substitute for such awards, the vesting provisions of outstanding stock awards held by persons whose service relationship with us has not terminated at the time of the change in control will be accelerated. These stock awards will be terminated upon the change in control if not previously exercised.

     Authorized shares. Upon the effectiveness of the 1999 Equity Incentive Plan with our initial public offering, shares available for issuance under our two pre-existing incentive plans became authorized for issuance under the 1999 Equity Incentive Plan. Based on options outstanding at December 31, 1999, the initial reserve under the 1999 Equity Incentive Plan was approximately 2,522,949 shares. On each January 1, beginning January 1, 2001, the number of shares of common stock authorized for issuance under the 1999 Equity Incentive Plan will be increased by 4% of the number of shares of common stock outstanding on that date. However, the Board of Directors has the authority to designate a smaller number of shares by which the authorized number of shares of common stock will be increased on that date. As of March 27, 2001, stock options covering 966,881 shares of the Common Stock of the Company have been granted under the 1999 Equity Incentive Plan.

     Shares subject to stock options granted under our 1995 Equity Incentive Plan, our 1997 Equity Incentive Plan and the 1999 Equity Incentive Plan that have expired or otherwise terminated without having been exercised in full will again become available for the grant of awards under the 1999 Equity Incentive Plan. Likewise, shares of restricted stock awarded under these three plans that have not become fully vested will again become available for the grant of awards under the 1999 Equity Incentive Plan. Shares issued under the 1999 Equity Incentive Plan may be previously unissued shares or reacquired shares bought on the market or otherwise.

     Stock option grants to non-employee directors. The 1999 Equity Incentive Plan as amended by the Board of Directors in March 2001, provides for the automatic grant of nonstatutory stock options to purchase shares of common stock to our non-employee directors. Following the initial public offering of our Common

Stock on February 17, 2000, subject to certain exceptions, each non-employee director that had not previously received Company stock options was automatically granted an option to purchase 25,000 shares of common stock. On the approval of this proposal, any individual who becomes a non-employee director, including Ms. Nolan, will automatically receive an initial grant of 50,000 options upon being elected to the Board of Directors. On the approval of this proposal, each year, on the day after our annual stockholders' meeting, commencing in 2002, any person who is then a non-employee director will automatically be granted an option to purchase 10,000 shares of common stock, provided that if any non-employee director that had not served in that capacity for the entire period since the preceding annual stockholders' meeting, then the number of shares subject to the annual grant shall be reduced, pro rata, for each full quarter the person did not serve during the previous period. For 2001 only, the automatic annual non-employee director stock option grant will be increased on a one-time basis to be an option to purchase 50,000 shares of common stock. These automatic stock option grants are automatically adjusted to reflect any stock splits, stock dividends and other capitalization adjustments as provided under the plan. Initial grants vest over a three-year period, and annual grants vest one year from the date of grant. All automatic director grants become immediately exercisable upon grant.

     The Board of Directors administers automatic option grants to non-employee directors, unless and until it delegates administration to a committee. Options granted to non-employee directors are generally subject to the following terms:

     - the exercise price of options granted will be equal to the fair market value of the common stock on the date of grant;


     - each option granted has a term of 10 years from the date it was granted;


     - options granted are not transferable other than by will or by the laws of descent and distribution and are exercisable during the life of the optionee only by the optionee;

     - an optionee may designate a beneficiary who may exercise the option following the optionee's death; and

     - an optionee whose service relationship with Company or any affiliate, whether as a non-employee director of Company or subsequently as an employee, director or consultant of either Company or an affiliate, ceases for any reason may exercise vested options for the term provided in the option agreement, which is generally 12 months, or 18 months in the event of the optionee's death. However, an option may not be exercised after the expiration of its term.

     The following table and the accompanying footnotes present the benefits to be received in 2001 and our description of the possible benefits to be received in subsequent years pursuant to the proposed changes to the 1999 Equity Incentive Plan. Aside from the allocations described below, there are no other arrangements to make other awards pursuant to the amendments to the 1999 Equity Incentive Plan.

                               NEW PLAN BENEFITS

                           1999 EQUITY INCENTIVE PLAN

                                                                NUMBER OF SHARES
                     NAME AND POSITION                        SUBJECT TO OPTIONS(1)
                     -----------------                        ---------------------
All Non-Employee Directors as a Group(2)....................         200,000(3)

---------------
(1) This table depicts the grants made in 2001 only. In subsequent years the grants will vary depending on the number of non-employee directors elected to and serving on the Board.

(2) Includes the four current non-employee directors: Mr. Brenner, Mr. Herman, Mr. Opdendyk and Ms. Nolan.

(3) This figure represents grants made in 2001 only. It includes the automatic initial grant of 50,000 options to Ms. Nolan upon her election to the Board. It also includes automatic one-time grants of 50,000 options each to Messrs. Brenner, Herman and Opdendyk under the one-time increase of the automatic annual grant from 10,000 options to 50,000 options. Beginning in 2002, each non-employee member of the Board will receive an automatic annual grant of 10,000 options immediately following the annual stockholders' meeting, reduced, pro rata, for each full quarter the person did not serve during the previous period. Each new non-employee director elected to the Board will receive (i) the automatic initial grant of 50,000 options immediately upon being elected to the Board and (ii) the automatic annual grant of 10,000 options immediately following the annual stockholders' meeting, reduced, pro rata, for each full quarter the person did not serve during the previous period.

                                   PROPOSAL 3

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board has selected PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending December 31, 2001 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited the Company's financial statements since its inception in 1995. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     Stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of PricewaterhouseCoopers LLP.

     Audit Fees. Aggregate fees for the audit of the fiscal year ended December 31, 2000 and the reviews of the Forms 10-Q are $172,000, of which an aggregate amount of $100,000 had been billed by PricewaterhouseCoopers LLP through December 31, 2000.

     Financial Information Systems Design and Implementation Fees. During the fiscal year ended December 31, 2000, the aggregate fees billed by PricewaterhouseCoopers LLP for information technology consulting fees was $149,514.

     All Other Fees. During fiscal year ended December 31, 2000, the aggregate fees billed by PricewaterhouseCoopers LLP for professional services other than audit and information technology consulting fees was $443,215.

     The Audit Committee has determined the rendering of the information technology consulting fees and all other non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining the auditor's independence.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 3.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of the Company's Common Stock as of February 15, 2001 by: (i) each director;
(ii) each of the executive officers named in the Summary Compensation Table;
(iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than 5% of its Common Stock. Unless otherwise indicated, the address for each of the stockholders listed below is c/o Eloquent, Inc., 2000 Alameda de las Pulgas, Suite 100, San Mateo, California 94403.

                                                              BENEFICIAL OWNERSHIP(1)
                                                              -----------------------
                                                              NUMBER OF    PERCENT OF
                      BENEFICIAL OWNER                         SHARES        TOTAL
                      ----------------                        ---------    ----------
Entities associated with ONSET Ventures(1)..................  2,097,507       11.8%
  2490 Sand Hill Road
  Menlo Park, CA 94025
Entities associated with Foundation Capital(2)..............  1,679,096        9.4
  70 Willow Road, Suite 200
  Menlo Park, CA 94025
Clifford A. Reid, Ph.D.(3)..................................  1,709,000        9.5
Entities associated with Crosslink Capital, Inc.(4).........  1,753,601        9.8
  555 California Street
  Suite 2350
  San Francisco, CA 94104
David Glazer(5).............................................    800,600        4.4
Anthony P. Brenner(6).......................................  1,778,601       10.0
  c/o Crosslink Capital, Inc.
  555 California Street
  Suite 2350
  San Francisco, CA 94104
Michael E. Herman(7)........................................    139,120          *
Sarah M. Nolan..............................................        870          *
Terry L. Opdendyk(8)........................................  2,199,497       12.3
  c/o ONSET Ventures
  2490 Sand Hill Road
  Menlo Park, CA 94025
R. John Curson(9)...........................................    362,500        2.0
Gary Laney(10)..............................................    239,000        1.3
Abraham Kleinfeld(11).......................................    676,875        3.7
Alan Atlas(12)..............................................    298,000        1.6
Jane Beule(13)..............................................     78,400          *
Marc A. Schnabolk(14).......................................     30,000          *
All executive officers and directors as a group (13
  persons)(15)..............................................  8,314,344       42.2

---------------
  *  Less than one percent.

 (1) Includes 1,668,103 shares held by ONSET Enterprise Associates II, L.P. and 429,404 shares, held by ONSET Enterprise Associates III, L.P. (collectively, the "ONSET Funds"). Mr. Opdendyk, a director of Eloquent, is a general partner of each of the ONSET Funds. Mr. Opdendyk disclaims beneficial ownership of these shares within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934.

 (2) Includes 1,537,522 shares held by Foundation Capital, L.P. and 141,574 shares held by Foundation Capital Entrepreneurs Fund, LLC (collectively, the "Foundation Funds").

 (3) Includes 125,000 shares underlying currently exercisable stock options granted to Mr. Reid under our 1997 Equity Incentive Plan. If these options were exercised in full within sixty (60) days of February 15, 2001, 78,125 of these shares would be subject to a repurchase right in favor of Eloquent. Darlene K. Mann, Mr. Reid's domestic partner, is a general partner of each of the ONSET Funds. Mr. Reid disclaims beneficial ownership of any of the shares held by the ONSET Funds.

 (4) Includes 349,982 shares held by Crosslink Crossover Fund II, L.P., 40,998 shares held by Crosslink Crossover Fund III, L.P., 67,232 shares owned by Omega Bayview, L.L.C., 490,375 shares held by Crosslink Omega Ventures III, L.L.C., 764,414 shares held by Crosslink Offshore Omega Ventures III, A Cayman Islands Trust, 9,000 shares held by Crosslink Offshore Crossover Fund III, 30,000 shares held by Delta Growth Fund and 1,600 shares held by Crosslink Capital Partners, L.P. (collectively, the "Crosslink Funds"). Mr. Brenner, a director of Eloquent, is a member of Omega Bayview, L.L.C. and Crosslink Omega Ventures III, L.L.C. and is a member of the general partner of each of the other Crosslink Funds. Mr. Brenner disclaims beneficial ownership of these shares within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934.

 (5) Includes 100,000 shares underlying currently exercisable stock options granted to Mr. Glazer under our 1997 Equity Incentive Plan and 100,000 shares underlying currently exercisable stock options granted to Mr. Glazer under our 2000 Non-Qualified Stock Plan. If these options were exercised in full within sixty (60) days of February 15, 2001, 150,000 of these shares would be subject to a repurchase right in favor of Eloquent.

 (6) Includes 349,982 shares held by Crosslink Crossover Fund II, L.P., 40,998 shares held by Crosslink Crossover Fund III, L.P., 67,232 shares owned by Omega Bayview, L.L.C., 490,375 shares held by Crosslink Omega Ventures III, L.L.C., 764,414 shares held by Crosslink Offshore Omega Ventures III, A Cayman Islands Trust, 9,000 shares held by Crosslink Offshore Crossover Fund III, 30,000 shares held by Delta Growth Fund and 1,600 shares held by Crosslink Capital Partners, L.P. (collectively, the "Crosslink Funds"). Mr. Brenner, a director of Eloquent, is a member of Omega Bayview, L.L.C. and Crosslink Omega Ventures III, L.L.C. and is a member of the general partner of each of the other Crosslink Funds. Mr. Brenner disclaims beneficial ownership of these shares within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934. Includes 25,000 shares underlying currently exercisable stock options granted to Mr. Brenner under our 1999 Equity Incentive Plan and held by him in his individual capacity. If these options were exercised in full within sixty (60) days of February 15, 2001, 16,666 of these shares would be subject to a repurchase right in favor of Eloquent.

 (7) Includes 42,870 shares held by the Michael E. Herman Revocable Trust of which Mr. Herman serves as trustee. Includes 29,100 shares held by Vail Fishing Partners of which Mr. Herman is a general partner. Includes 1,750 shares held by Mr. Herman's wife, Karen Herman. Includes 40,400 shares held by the Herman Family Trading Company, L.P. Mr. Herman serves as the sole trustee of the sole general partner of Herman Family Trading Company. Includes 25,000 shares underlying currently exercisable stock options granted to Mr. Herman under our 1997 Equity Incentive Plan and transferred by Mr. Herman to the Herman Family Trading Company, L.P. If these options were exercised in full within sixty (60) days of February 15, 2001, 16,666 of these shares would be subject to a repurchase right in favor of Eloquent.

 (8) Includes 1,668,103 shares held by ONSET Enterprise Associates II, L.P. and 429,404 shares, held by ONSET Enterprise Associates III, L.P. (collectively, the "ONSET Funds"). Mr. Opdendyk, a director of Eloquent, is a general partner of each of the ONSET Funds. Mr. Opdendyk disclaims beneficial ownership of these shares within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934. Includes 76,990 outstanding shares and 25,000 shares underlying currently exercisable stock options granted to Mr. Opdendyk under our 1999 Equity Incentive Plan and held by him in his individual capacity. If these options were exercised in full within sixty
     (60) days of February 15, 2001, 16,666 of these shares would be subject to a repurchase right in favor of Eloquent.

 (9) Includes 262,500 shares underlying currently exercisable stock options granted to Mr. Curson under our 1997 Equity Incentive Plan and 100,000 shares underlying currently exercisable stock options granted to Mr. Curson under our 2000 Non-Qualified Stock Plan. If these options were exercised in full within sixty (60) days of February 15, 2001, 242,812 shares would be subject to a repurchase right in favor of Eloquent.

(10) Includes 35,000 shares underlying currently exercisable stock options granted to Mr. Laney under our 1997 Equity Incentive Plan, 37,069 shares underlying currently exercisable stock options granted to Mr. Laney under our 1999 Equity Incentive Plan, 166,931 shares underlying currently exercisable stock options granted to Mr. Laney under our 2000 Non-Qualified Stock Plan. If these options were exercised in full within sixty (60) days of February 15, 2001, 200,124 would be subject to a repurchase right in favor of Eloquent.

(11) Includes 576,875 shares underlying currently exercisable stock options granted to Mr. Kleinfeld under our 1997 Equity Incentive Plan. Pursuant to the terms of the Confidential Severance Agreement effective February 15, 2001, Mr. Kleinfeld must exercise these options within three (3) months from the earlier of (a) the date he accepts employment with any person or entity or (b) May 1, 2001.

(12) Includes 137,500 shares underlying currently exercisable stock options granted to Mr. Atlas under our 1997 Equity Incentive Plan and 165,500 shares underlying currently exercisable stock options granted to Mr. Atlas under our 2000 Non-Qualified Stock Plan. If these options were exercised in full within sixty (60) days of February 15, 2001, 217,572 would be subject to a repurchase right in favor of Eloquent. As of March 23, 2001, Mr. Atlas terminated his employment with Eloquent as Vice President, Engineering and Office of the President, and, as of such date, Mr. Atlas was vested in 91,739 of his options. If not exercised within 3 months of March 23, 2001, all of Mr. Atlas's outstanding stock options will terminate.

(13) As of September 8, 2000, Ms. Beule terminated her employment with Eloquent as Vice President, Marketing. On her termination, Eloquent repurchased 21,600 shares of Common Stock Ms. Beule had purchased through early exercise of her stock options. All of Ms. Beuele's outstanding stock options have now terminated.

(14) As of November 1, 2000, Mr. Schnabolk terminated his employment with Eloquent as Vice President of Sales. All of Mr. Schnabolk's outstanding stock options have terminated.

(15) Includes 1,876,375 shares underlying currently exercisable stock options granted to 13 of our executive officers and directors under our 1997 Equity Incentive Plan, 1999 Equity Incentive Plan, and/or 2000 Non-Qualified Stock Plan. If these options were exercised in full within sixty (60) days of February 15, 2001, 938,631 shares would be subject to a repurchase right in favor of Eloquent.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2000, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with. In November 2000, the Company established an interim Office of the President, currently occupied by three executive officers, R. John Curson, Gary Laney and David Glazer, and formerly also by Alan Atlas. Mr. Atlas filed his original Form 3 on March 10, 2001.

                                 OTHER MATTERS

     The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          /s/ R. JOHN CURSON
                                          R. John Curson
                                          Secretary


June 12, 2001


     A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2000 is included with this Proxy Statement.

                                                                      APPENDIX A
                                 ELOQUENT, INC.

                         CHARTER OF THE AUDIT COMMITTEE
                    AMENDED AND RESTATED AS OF JUNE 14, 2000

The Charter of the Audit Committee is established as follows:

PURPOSE:

     The purpose of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of Eloquent, Inc., a Delaware corporation (the "Company"), will be to make such examinations as the Committee deems necessary to monitor the corporate financial reporting and the internal and external audits of the Company, to provide to the Board the results of its examinations and recommendations derived therefrom, to outline to the Board improvements made, or to be made, in internal accounting controls, to nominate independent auditors, and to provide such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require the Board's attention.

COMPOSITION:

     The Committee will be comprised of three or more members of the Board. Such members will meet the independence and experience requirements of the Nasdaq Stock Market. The members of the Committee will be appointed by and serve at the discretion of the Board.

FUNCTIONS AND AUTHORITY:

     The operation of the Committee will be subject to the provisions of the Bylaws of the Company, the Delaware General Corporation Law and the rules and regulations of the Nasdaq Stock Market, each as in effect from time to time. The Committee will have the full power and authority to carry out the following responsibilities:

          1. To recommend annually to the full Board the firm of certified public accountants to be employed by the Company as its independent auditors for the ensuing year. Such firm will be ultimately accountable to the Committee and the Board, as representatives of the Company's stockholders.

          2. To review the engagement of the independent auditors, including the scope, extent and procedures of the audit and the compensation to be paid therefor, and all other matters the Committee deems appropriate.

          3. To evaluate, together with the Board, the performance of the independent auditors and, if so determined by the Committee, to recommend that the Board replace the independent auditors.

          4. To review and approve all professional non-audit services provided to the Company by its independent auditors and to consider the possible effect of such services on the independence of the auditors.

          5. To have familiarity, through the individual efforts of its members, with the accounting and reporting principles and practices applied by the Company in preparing its financial statements, including, without limitation, the policies for recognition of revenues in financial statements.

          6. To review, with the senior management of the Company and the independent auditors, upon completion of their audit, the financial statements to be included in the Company's Annual Report on Form 10-K, including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted accounting standards.

          7. To assist and interact with the independent auditors in order that they may carry out their duties in an efficient and cost-effective manner.

          8. To receive written statements from the independent auditors delineating all relationships between the auditors and the Company consistent with Independence Standards Board Standard No. 1, to consider and discuss with the auditors any disclosed relationships or services that could affect the auditors' objectivity and independence, and if so determined by the Committee, take, or recommend that the Board take, appropriate action to oversee the independence of the auditors.

          9. To consult with the independent auditors and to discuss with the senior management of the Company the scope and quality of internal accounting and financial reporting controls in effect.

          10. To meet with the independent auditors and senior management in separate executive sessions to discuss any matters that the Committee, the independent auditors or senior management believe should be discussed privately with the Committee.

          11. To prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

          12. To review and assess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.

          13. To investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel and a separate accounting firm for this purpose if, in its judgment, such investigation or retention is appropriate.

          14. To perform such other functions and to have such power as may be necessary or appropriate in the efficient and lawful discharge of the foregoing.

          15. To report to the Board of Directors from time to time, or whenever it shall be called upon to do so.

MEETINGS:

     The Committee will hold at least two regular meetings per year and additional meetings as the Committee deems appropriate. The President and Chief Executive Officer, Chairman of the Board and Chief Financial Officer may attend any meeting of the Committee, except for portions of the meetings where her, his or their presence would be inappropriate, as determined by the Committee Chairman.

MINUTES AND REPORTS:

     Minutes of each meeting will be kept and promptly distributed to each member of the Committee, members of the Board who are not members of the Committee and the Secretary of the Company. The Chairperson of the Committee will report to the Board from time to time, or whenever so requested by the Board.

                                                                      APPENDIX B

                                 ELOQUENT, INC.

                           1999 EQUITY INCENTIVE PLAN

                            ADOPTED OCTOBER 21, 1999
                   APPROVED BY STOCKHOLDERS NOVEMBER 19, 1999
                       TERMINATION DATE: OCTOBER 21, 2009
       AMENDED BY THE BOARD OF DIRECTORS SUBJECT TO STOCKHOLDER APPROVAL

 1. PURPOSES.

     (a) ELIGIBLE STOCK AWARD RECIPIENTS. The persons eligible to receive Stock Awards are the Employees, Directors and Consultants of the Company and its Affiliates.

     (b) AVAILABLE STOCK AWARDS. The purpose of the Plan is to provide a means by which eligible recipients of Stock Awards may be given an opportunity to benefit from increases in value of the Common Stock through the granting of the following Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) stock bonuses and (iv) rights to acquire restricted stock. The Plan also provides for non-discretionary grants of Nonstatutory Stock Options to Non-Employee Directors of the Company.

     (c) GENERAL PURPOSE. The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Stock Awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

 2. DEFINITIONS.

     (a) "AFFILIATE" means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

     (b) "BOARD" means the Board of Directors of the Company.

     (c) "CODE" means the Internal Revenue Code of 1986, as amended.

     (d) "COMMITTEE" means a committee of one or more members of the Board appointed by the Board in accordance with subsection 3(c).

     (e) "COMMON STOCK" means the common stock of the Company.

     (f) "COMPANY" means Eloquent, Inc., a Delaware corporation.

     (g) "CONSULTANT" means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) who is a member of the Board of Directors of an Affiliate. However, the term "Consultant" shall not include either Directors who are not compensated by the Company for their services as Directors or Directors who are merely paid a director's fee by the Company for their services as Directors.

     (h) "CONTINUOUS SERVICE" means that the Participant's service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Participant's Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant's Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director will not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party's sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

     (i) "COVERED EMPLOYEE" means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

     (j) "DIRECTOR" means a member of the Board of Directors of the Company.

     (k) "DISABILITY" means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

     (l) "EMPLOYEE" means any person employed by the Company or an Affiliate. Mere service as a Director or payment of a director's fee by the Company or an Affiliate shall not be sufficient to constitute "employment" by the Company or an Affiliate.

     (m) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     (n) "FAIR MARKET VALUE" means, as of any date, the value of the Common Stock determined as follows:

          (i) If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

          (ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

     (o) "INCENTIVE STOCK OPTION" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

     (p) "IPO DATE" means the effective date of the initial public offering of the Company's Common Stock.

     (q) "NON-EMPLOYEE DIRECTOR" means a Director who either (i) is not a current Employee or Officer of the Company or its parent or a subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or a subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act ("Regulation S-K")), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

     (r) "NON-EMPLOYEE DIRECTOR OPTION" means a Non-Statutory Stock Option granted pursuant to Section 7 hereof.

     (s) "NON-EMPLOYEE DIRECTOR OPTION AGREEMENT" means a written agreement between the Company and a Non-Employee Director evidencing the terms and conditions of a Non-Employee Director Option grant. Each Non-Employee Director Option Agreement shall be subject to the terms and conditions of the Plan.

     (t) "NONSTATUTORY STOCK OPTION" means an Option not intended to qualify as an Incentive Stock Option.

     (u) "OFFICER" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

     (v) "OPTION" means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

     (w) "OPTION AGREEMENT" means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

     (x) "OPTIONHOLDER" means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

     (y) "OUTSIDE DIRECTOR" means a Director who either (i) is not a current employee of the Company or an "affiliated corporation" (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an "affiliated corporation" at any time and is not currently receiving direct or indirect remuneration from the Company or an "affiliated corporation" for services in any capacity other than as a Director or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

     (z) "PARTICIPANT" means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

     (aa) "PLAN" means this Eloquent, Inc. 1999 Equity Incentive Plan.

     (bb) "RULE 16B-3" means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

     (cc) "SECURITIES ACT" means the Securities Act of 1933, as amended.

     (dd) "STOCK AWARD" means any right granted under the Plan, including an Option, a stock bonus and a right to acquire restricted stock.

     (ee) "STOCK AWARD AGREEMENT" means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

     (ff) "TEN PERCENT STOCKHOLDER" means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

 3. ADMINISTRATION.

     (a) ADMINISTRATION BY BOARD. The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in subsection 3(c). Any interpretation of the Plan by the Board and any decision by the Board under the Plan shall be final and binding on all persons.

     (b) POWERS OF BOARD. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

          (i) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Award shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to a Stock Award; and the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

          (ii) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

          (iii) To amend the Plan or a Stock Award as provided in Section 13.

          (iv) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

     (c) DELEGATION TO COMMITTEE.

          (i) General. The Board may delegate administration of the Plan to a Committee or Committees of one (1) or more members of the Board, and the term "Committee" shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

          (ii) Committee Composition when Common Stock is Publicly Traded. At such time as the Common Stock is publicly traded, in the discretion of the Board, a Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. Within the scope of such authority, the Board or the Committee may (1) delegate to a committee of one or more members of the Board who are not Outside Directors, the authority to grant Stock Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or (2) delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

 4. SHARES SUBJECT TO THE PLAN.

     (a) SHARE RESERVE. Subject to the provisions of Section 12 relating to adjustments upon changes in Common Stock, the Common Stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate the initial reserve amount set forth below (the "Initial Reserve Amount"), plus an annual increase to be added each January 1, beginning January 1, 2001, equal to four percent (4.0%) of the total number of shares of Common Stock outstanding on such January
1. Notwithstanding the foregoing, the Board may designate a smaller number of shares of Common Stock to be added to the share reserve as of a particular January 1. The Initial Reserve Amount shall be equal to that number of shares of Common Stock that, as of the IPO Date, is reserved under the Company's 1995 Equity Incentive Plan and 1997 Equity Incentive Plan and has not been reserved for outstanding stock awards under such plans or issued under such plans. For purposes of complying with the requirements of Section 422 of the Code, the maximum aggregate number of shares of Common Stock that may be issued pursuant to Incentive Stock Options under this Plan shall be two hundred fifty thousand (250,000) shares multiplied by the number of years of the term of this Plan, or an aggregate of two million five hundred thousand (2,500,000) shares. Notwithstanding the foregoing, the Company shall have no obligation to grant any Incentive Stock Options under the Plan.

     (b) REVERSION OF SHARES TO THE SHARE RESERVE. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Common Stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan. In addition, if any stock award issued under the Company's 1995 Equity Incentive Plan and 1997 Equity Incentive Plan shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Common Stock not acquired under such stock award shall revert to and again become available for issuance under this Plan.

     (c) SOURCE OF SHARES. The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

 5. ELIGIBILITY.

     (a) ELIGIBILITY FOR SPECIFIC STOCK AWARDS. Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

     (b) TEN PERCENT STOCKHOLDERS. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

     (c) SECTION 162(m) LIMITATION. Subject to the provisions of Section 12 relating to adjustments upon changes in the shares of Common Stock, no Employee shall be eligible to be granted Options covering more than two million five hundred thousand (2,500,000) shares of the Common Stock during any calendar year.

     (d) CONSULTANTS. A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act ("Form S-8") is not available to register either the offer or the sale of the Company's securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (i) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (ii) that such grant complies with the securities laws of all other relevant jurisdictions.

 6. OPTION PROVISIONS.

     Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

          (a) TERM. Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, no Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

          (b) EXERCISE PRICE OF AN INCENTIVE STOCK OPTION. Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

          (c) EXERCISE PRICE OF A NONSTATUTORY STOCK OPTION. The exercise price of each Nonstatutory Stock Option shall be not less than eighty-five percent (85%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

          (d) CONSIDERATION. The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised or (ii) at the discretion of the Board at the time of the grant of the Option (or subsequently in the case of a Nonstatutory Stock Option)
     (1) by delivery to the Company of other Common Stock, (2) according to a deferred payment or other similar arrangement with the Optionholder or (3) in any other form of legal consideration that may be acceptable to the Board; provided, however, that at any time that the Company is incorporated in Delaware, payment of the Common Stock's "par value," as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

          In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

          (e) TRANSFERABILITY OF AN INCENTIVE STOCK OPTION. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

          (f) TRANSFERABILITY OF A NONSTATUTORY STOCK OPTION. A Nonstatutory Stock Option shall be transferable to the extent provided in the Option Agreement. If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

          (g) VESTING GENERALLY. The total number of shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this subsection 6(g) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

          (h) TERMINATION OF CONTINUOUS SERVICE. In the event an Optionholder's Continuous Service terminates (other than upon the Optionholder's death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder's Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

          (i) EXTENSION OF TERMINATION DATE. An Optionholder's Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder's Continuous Service (other than upon the Optionholder's death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in subsection 6(a) or (ii) the expiration of a period of three
     (3) months after the termination of the Optionholder's Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

          (j) DISABILITY OF OPTIONHOLDER. In the event that an Optionholder's Continuous Service terminates as a result of the Optionholder's Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of
     (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement) or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

          (k) DEATH OF OPTIONHOLDER. In the event (i) an Optionholder's Continuous Service terminates as a result of the Optionholder's death or
     (ii) the Optionholder dies within the period (if any) specified in the

     Option Agreement after the termination of the Optionholder's Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder's death pursuant to subsection 6(e) or 6(f), but only within the period ending on the earlier of (1) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement) or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

          (l) EARLY EXERCISE. The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder's Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate.

          (m) RE-LOAD OPTIONS. Without in any way limiting the authority of the Board to make or not to make grants of Options hereunder, the Board shall have the authority (but not an obligation) to include as part of any Option Agreement a provision entitling the Optionholder to a further Option (a "Re-Load Option") in the event the Optionholder exercises the Option evidenced by the Option Agreement, in whole or in part, by surrendering other shares of Common Stock in accordance with this Plan and the terms and conditions of the Option Agreement. Any such Re-Load Option shall (i) provide for a number of shares of Common Stock equal to the number of shares of Common Stock surrendered as part or all of the exercise price of such Option; (ii) have an expiration date which is the same as the expiration date of the Option the exercise of which gave rise to such Re-Load Option; and (iii) have an exercise price which is equal to one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Re-Load Option on the date of exercise of the original Option. Notwithstanding the foregoing, a Re-Load Option shall be subject to the same exercise price and term provisions heretofore described for Options under the Plan.

          Any such Re-Load Option may be an Incentive Stock Option or a Nonstatutory Stock Option, as the Board may designate at the time of the grant of the original Option; provided, however, that the designation of any Re-Load Option as an Incentive Stock Option shall be subject to the one hundred thousand dollar ($100,000) annual limitation on the exercisability of Incentive Stock Options described in subsection 11(d) and in Section 422(d) of the Code. There shall be no Re-Load Options on a Re-Load Option. Any such Re-Load Option shall be subject to the availability of sufficient shares of Common Stock under subsection 4(a) and the "Section 162(m) Limitation" on the grants of Options under subsection 5(c) and shall be subject to such other terms and conditions as the Board may determine which are not inconsistent with the express provisions of the Plan regarding the terms of Options.

 7. NON-EMPLOYEE DIRECTOR STOCK OPTIONS.

     Without any further action of the Board, each Non-Employee Director shall be granted Nonstatutory Stock Options as described in subsections 7(a) and 7(b) (collectively, "Non-Employee Director Options"). Each Non-Employee Director Option shall include the substance of the terms set forth in subsections 7(c) through 7(k).

          (a) INITIAL GRANTS. After the IPO Date, each person who is elected or appointed for the first time to be a Non-Employee Director automatically shall, upon the date of his or her initial election or appointment to be a Non-Employee Director by the Board or stockholders of the Company, be granted an Initial Grant to purchase fifty thousand (50,000) shares of Common Stock on the terms and conditions set forth herein. For purposes of the foregoing sentence, on the IPO Date, each person then serving as a Non-Employee Director and who has not previously been granted options to acquire Common Stock shall be deemed to have been initially elected as a Non-Employee Director on such date.

          (b) ANNUAL GRANTS. After the IPO Date, each person who is a Non-Employee Director on the Board on the day after the annual stockholders' meeting, shall, on that date, be granted an Annual Grant to purchase up to ten thousand (10,000) shares of Common Stock on the terms and conditions set forth herein, provided, that for the year 2001 only, the Annual Grant shall be a stock option to purchase up to fifty thousand (50,000) shares of Common Stock on the terms and conditions set forth herein. Notwithstanding the foregoing, the number of shares of Common Stock subject to an Annual Grant to a Non-Employee Director that has not served in that capacity for the entire period since the preceding annual stockholders' meeting shall be reduced, pro rata, for each full quarter the person did not serve during such period.

          (c) TERM. Each Non-Employee Director Option shall have a term of ten
     (10) years from the date it is granted.

          (d) EXERCISE PRICE. The exercise price of each Non-Employee Director Option shall be one hundred percent (100%) of the Fair Market Value of the stock subject to the Non-Employee Director Option on the date of grant. Notwithstanding the foregoing, a Non-Employee Director Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Non-Employee Director Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

          (e) VESTING. Each Initial Grant shall vest one-third ( 1/3) per year from the date on which it is granted. Each Annual Grant shall vest one year from the date on which it is granted.

          (f) CONSIDERATION. The purchase price of stock acquired pursuant to a Non-Employee Director Option may be paid, to the extent permitted by applicable statutes and regulations, in any combination of (i) cash or check, (ii) delivery to the Company of other Common Stock, (ii) deferred payment or (iv) any other form of legal consideration that may be acceptable to the Board and provided in the Non-Employee Director Option Agreement; provided, however, that at any time that the Company is incorporated in Delaware, payment of the Common Stock's "par value," as defined in the Delaware General Corporation Law, shall not be made by deferred payment. In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

          (g) TRANSFERABILITY. A Non-Employee Director Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Non-Employee Director only by the Non-Employee Director. Notwithstanding the foregoing, the Non-Employee Director may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Non-Employee Director, shall thereafter be entitled to exercise the Non-Employee Director Option.

          (h) TERMINATION OF CONTINUOUS SERVICE. In the event a Non-Employee Director's Continuous Service terminates (other than upon the Non-Employee Director's death or Disability), the Non-Employee Director may exercise his or her Non-Employee Director Option (to the extent that the Non-Employee Director was entitled to exercise it as of the date of termination) but only within such period of time ending on the earlier of (i) the date three
     (3) months following the termination of the Non-Employee Director's Continuous Service, or (ii) the expiration of the term of the Non-Employee Director Option as set forth in the Non-Employee Director Option Agreement. If, after termination, the Non-Employee Director does not exercise his or her Non-Employee Director Option within the time specified in the Non-Employee Director Option Agreement, the Non-Employee Director Option shall terminate.

          (i) EXTENSION OF TERMINATION DATE. If the exercise of the Non-Employee Director Option following the termination of the Non-Employee Director's Continuous Service (other than upon the Non-Employee Director's death or Disability) would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act, then the Non-

     Employee Director Option shall terminate on the earlier of (i) the expiration of the term of the Non-Employee Director Option set forth in subsection 7(c) or (ii) the expiration of a period of three (3) months after the termination of the Non-Employee Director's Continuous Service during which the exercise of the Non-Employee Director Option would not violate such registration requirements.

          (j) DISABILITY OF NON-EMPLOYEE DIRECTOR. In the event a Non-Employee Director's Continuous Service terminates as a result of the Non-Employee Director's Disability, the Non-Employee Director may exercise his or her Non-Employee Director Option (to the extent that the Non-Employee Director was entitled to exercise it as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination or (ii) the expiration of the term of the Non-Employee Director Option as set forth in the Non-Employee Director Option Agreement. If, after termination, the Non-Employee Director does not exercise his or her Non-Employee Director Option within the time specified herein, the Non-Employee Director Option shall terminate.

          (k) DEATH OF NON-EMPLOYEE DIRECTOR. In the event (i) a Non-Employee Director's Continuous Service terminates as a result of the Non-Employee Director's death or (ii) the Non-Employee Director dies within the three-month period after the termination of the Non-Employee Director's Continuous Service for a reason other than death, then the Non-Employee Director Option may be exercised (to the extent the Non-Employee Director was entitled to exercise the Non-Employee Director Option as of the date of death) by the Non-Employee Director's estate, by a person who acquired the right to exercise the Non-Employee Director Option by bequest or inheritance or by a person designated to exercise the Non-Employee Director Option upon the Non-Employee Director's death, but only within the period ending on the earlier of (1) the date eighteen (18) months following the date of death or (2) the expiration of the term of such Non-Employee Director Option as set forth in the Non-Employee Director Option Agreement. If, after death, the Non-Employee Director Option is not exercised within the time specified herein, the Non-Employee Director Option shall terminate.

 8. PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS.

     (a) STOCK BONUS AWARDS. Each stock bonus agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of stock bonus agreements may change from time to time, and the terms and conditions of separate stock bonus agreements need not be identical, but each stock bonus agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

          (i) Consideration. A stock bonus may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit.

          (ii) Vesting. Shares of Common Stock awarded under the stock bonus agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

          (iii) Termination of Participant's Continuous Service. In the event a Participant's Continuous Service terminates, the Company may reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the stock bonus agreement.

          (iv) Transferability. Rights to acquire shares under the stock bonus agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the stock bonus agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the stock bonus agreement remains subject to the terms of the stock bonus agreement.

     (b) RESTRICTED STOCK AWARDS. Each restricted stock purchase agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of the restricted stock purchase agreements may change from time to time, and the terms and conditions of separate restricted stock purchase agreements need not be identical, but each restricted stock purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

          (i) Purchase Price. The purchase price under each restricted stock purchase agreement shall be such amount as the Board shall determine and designate in such restricted stock purchase agreement. The purchase price shall not be less than eighty-five percent (85%) of the Common Stock's Fair Market Value on the date such award is made or at the time the purchase is consummated.

          (ii) Consideration. The purchase price of Common Stock acquired pursuant to the restricted stock purchase agreement shall be paid either:
     (i) in cash at the time of purchase; (ii) at the discretion of the Board, according to a deferred payment or other similar arrangement with the Participant; or (iii) in any other form of legal consideration that may be acceptable to the Board in its discretion; provided, however, that at any time that the Company is incorporated in Delaware, then payment of the Common Stock's "par value," as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

          (iii) Vesting. Shares of Common Stock acquired under the restricted stock purchase agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

          (iv) Termination of Participant's Continuous Service. In the event a Participant's Continuous Service terminates, the Company may repurchase or otherwise reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the restricted stock purchase agreement.

          (v) Transferability. Rights to acquire shares under the restricted stock purchase agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the restricted stock purchase agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the restricted stock purchase agreement remains subject to the terms of the restricted stock purchase agreement.

 9. COVENANTS OF THE COMPANY.

     (a) AVAILABILITY OF SHARES. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

     (b) SECURITIES LAW COMPLIANCE. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

10. USE OF PROCEEDS FROM STOCK.

     Proceeds from the sale of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

11. MISCELLANEOUS.

     (a) ACCELERATION OF EXERCISABILITY AND VESTING. The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

     (b) STOCKHOLDER RIGHTS. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

     (c) NO EMPLOYMENT OR OTHER SERVICE RIGHTS. Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant's agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

     (d) INCENTIVE STOCK OPTION $100,000 LIMITATION. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by Participant during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

     (e) INVESTMENT ASSURANCES. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant's own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (iii) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (iv) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

     (f) WITHHOLDING OBLIGATIONS. To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under a Stock Award by any of the following means (in addition to the Company's right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Stock Award; or (iii) delivering to the Company owned and unencumbered shares of the Common Stock. Notwithstanding the foregoing, the Company shall not be authorized to withhold shares of Common Stock at rates in excess of the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes.

12. ADJUSTMENTS UPON CHANGES IN STOCK.

     (a) CAPITALIZATION ADJUSTMENTS. If any change is made in the Common Stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to subsection 4(a), the maximum number of securities subject to award to any person pursuant to subsection 5(c), the prescribed number of shares subject to award to any person pursuant to Section 7, and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of securities and price per share of Common Stock subject to such outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction "without receipt of consideration" by the Company.)

     (b) CHANGE IN CONTROL. In the event of (i) a dissolution, liquidation or sale of substantially all of the assets of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation or (iii) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then, to the extent permitted by applicable law: (i) any surviving corporation shall assume any Stock Awards outstanding under the Plan or shall substitute similar stock awards (including an award to acquire the same consideration paid to the stockholders in the transaction described in this subsection 12(b)) for those outstanding under the Plan, or (ii) such Stock Awards shall continue in full force and effect. In the event any surviving corporation refuses to assume or continue such Stock Awards, or to substitute similar stock awards for those outstanding under the Plan, then with respect to Stock Awards held by Participants whose Continuous Service has not terminated, the time during which such Stock Awards may be exercised shall be accelerated, and the Stock Awards terminated if not exercised prior to such event.

13. AMENDMENT OF THE PLAN AND STOCK AWARDS.

     (a) AMENDMENT OF PLAN. The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 12 relating to adjustments upon changes in Common Stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code, Rule 16b-3 or any Nasdaq or securities exchange listing requirements.

     (b) STOCKHOLDER APPROVAL. The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

     (c) CONTEMPLATED AMENDMENTS. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

     (d) NO IMPAIRMENT OF RIGHTS. Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless
(i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

     (e) AMENDMENT OF STOCK AWARDS. The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and
(ii) the Participant consents in writing.

14. TERMINATION OR SUSPENSION OF THE PLAN.

     (a) PLAN TERM. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth
(10th) anniversary of the date the Plan is adopted by the

Board or approved by the stockholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

     (b) NO IMPAIRMENT OF RIGHTS. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect, except with the written consent of the Participant.

15. EFFECTIVE DATE OF PLAN.

     The Plan shall become effective on the date on which it is adopted by the Board, but no Stock Award shall be exercised (or, in the case of a stock bonus, shall be granted) unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

16. CHOICE OF LAW.

     The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state's conflict of laws rules.

                                 ELOQUENT, INC.
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JULY 12, 2001


     The undersigned hereby appoints R. John Curson and Clifford A. Reid, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Eloquent, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Eloquent, Inc. to be held at 2000 Alameda de las Pulgas, Suite 100 San Mateo, CA 94403 on Thursday, July 12, 2001 at 9:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

     UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEE LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.


     MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEE FOR DIRECTOR LISTED BELOW.

PROPOSAL 1: To elect Sarah M. Nolan to hold office until the 2004 Annual Meeting of Stockholders.

/ / FOR Sarah M. Nolan                      / / WITHHOLD AUTHORITY to vote for
                                                Sarah M. Nolan.

                 (Continued and to be signed on the other side)

                         (Continued from the other side)

             MANAGEMENT RECOMMENDS A VOTE FOR PROPOSALS 2 AND 3.

PROPOSAL 2: To approve an amendment to the Company's 1999 Equity Incentive
            Plan to change the eligibility of non-employee directors on the Board of Directors of the Company to receive automatic initial and automatic annual stock option grants under the Company's 1999 Equity Incentive Plan to include all non-employee directors of the Company, to increase the sizes of the automatic initial stock option grant and automatic annual stock option grant under the Company's 1999 Equity Incentive Plan from 25,000 shares and 5,000 shares of Common Stock to 50,000 shares and 10,000 shares of Common Stock, respectively, subject to automatic adjustments for stock splits, stock dividends and other capitalization adjustments as provided under the plan, and to grant all current non-employee directors of the Company an option to purchase 50,000 shares of Common Stock.

        / / FOR                / / AGAINST                    / / ABSTAIN

PROPOSAL 3: To ratify selection of PricewaterhouseCoopers LLP as independent auditors of the Company for its fiscal year ending December 31, 2001.

        / / FOR                / / AGAINST                    / / ABSTAIN


Dated
      --------------                                 ---------------------------

                                                     ---------------------------
                                                            SIGNATURE(S)
                                                     Please sign exactly as your
                                                     name appears hereon. If the
                                                     stock is registered in the
                                                     names of two or more
                                                     persons, each should sign.
                                                     Executors, administrators,
                                                     trustees, guardians and
                                                     attorneys-in-fact should
                                                     add their titles. If signer
                                                     is a corporation, please
                                                     give full corporate name
                                                     and have a duly authorized
                                                     officer sign, stating
                                                     title. If signer is a
                                                     partnership, please sign in
                                                     partnership name by
                                                     authorized person.

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.